As filed with the Securities and Exchange Commission on September 11, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-0797222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

215 First Street, Suite 415

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2013 Employee Stock Purchase Plan

(as Amended and Restated on June 27, 2016), as Further Amended

(Full title of the plan)

Douglas S. Ingram

President and Chief Executive Officer

Sarepta Therapeutics, Inc.

215 First Street, Suite 415

Cambridge, Massachusetts 02142

(Name and address of agent for service)

(617) 274-4000

(Telephone number, including area code, of agent for service)

Copies to:

Paul M. Kinsella

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share	500,000 (2)	$85.30 (3)	$42,650,000.00	$5,169.18

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover shares of the Registrant’s common stock that become issuable under the Sarepta Therapeutics, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (as amended and restated on June 27, 2016), as further amended (the “2016 ESPP”), to prevent dilution as a result of any stock dividend, stock split, recapitalization or similar transaction.

(2)	Represents shares of common stock reserved for future issuance under the 2016 ESPP as of the date of the initial filing of this Registration Statement.
(3)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, the “proposed maximum offering price per share” is calculated based on the average of the high and low prices for the Registrant’s common stock as reported on the Nasdaq Global Select Market on September 9, 2019.

EXPLANATORY NOTE

This Registration Statement is filed to register an additional 500,000 shares of the Registrant’s common stock, par value $0.0001 per share, for issuance under the 2016 ESPP. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities of the same class, and, pursuant to such instruction, the contents of the Registration Statement on Form S-8 (File No. 333-192287) filed with the Securities and Exchange Commission on November 12, 2013 are incorporated herein by reference.

Item 8. Exhibits

		Incorporated by Reference to Filings Indicated
Exhibit Number	Description	Form	Exhibit	Filing Date	Provided Herewith

4.1	Amended and Restated Certificate of Incorporation	8-K12B	3.1	6/6/13

4.2	Amendment to the Amended and Restated Certificate of Incorporation	8-K	3.1	6/30/15

4.3	Amended and Restated Bylaws	8-K	3.1	9/25/14

4.4	Form of Specimen Certificate for Common Stock	10-Q	4.1	8/8/13

4.5	Sarepta Therapeutics, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (as Amended and Restated on June 27, 2016)	8-K	10.2	7/1/16

4.6	Amendment No. 1 to the Sarepta Therapeutics, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (as Amended and Restated on June 27, 2016)	10-Q	10.4	8/7/19

5.1	Opinion of Ropes & Gray LLP				X

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)				X

23.2	Consent of KPMG LLP, independent registered public accounting firm				X

24.1	Power of Attorney (included in the signature page to this Registration Statement)				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on September 11, 2019.

Sarepta Therapeutics, Inc.

By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Douglas S. Ingram, Sandesh Mahatme and David Tyronne Howton, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Sarepta Therapeutics, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the dates indicated:

Signature	Title	Date

/s/ Douglas S. Ingram	President and Chief Executive Officer, Director	September 11, 2019
Douglas S. Ingram	(Principal Executive Officer)

/s/ Sandesh Mahatme Sandesh Mahatme	Executive Vice President, Chief Financial Officer and Chief Business Officer (Principal Financial and Accounting Officer)	September 11, 2019

/s/ M. Kathleen Behrens	Chairwoman of the Board	September 11, 2019
M. Kathleen Behrens, Ph.D.

/s/ Richard J. Barry	Director	September 11, 2019
Richard J. Barry

/s/ Michael W. Bonney	Director	September 11, 2019
Michael W. Bonney

/s/ Mary Ann Gray	Director	September 11, 2019
Mary Ann Gray, Ph.D.

/s/ Claude Nicaise	Director	September 11, 2019
Claude Nicaise, M.D.

/s/ Hans Wigzell	Director	September 11, 2019
Hans Wigzell, M.D., Ph.D.